Exhibit 10.7

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This license agreement (“Agreement”), effective as of December 1, 2017 (“Effective Date”) is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Suite 3701-10, 37F, Jardine Hse, 1 Connaught Place, Central Hong Kong (“WuXi Biologics”) and Aravive Biologics, Inc., having its principal place of business at 1221 McKinney Street, Suite 3200, Houston, Texas 77010 (“Licensee”).

The parties agree as follows:

1.	Definitions

1.1	“Host Cell Line” means a certain cell line developed by WuXi Biologics and designated by WuXi Biologics as [*****]-Cell Line that is useful for producing recombinant proteins for commercial purpose.

1.2	“Licensed Cell Line” means a transformed or transfected version of the Host Cell Line that expresses recombinant proteins designated by the Licensee under the MSA.

1.3	“Client Product” means a preventative, therapeutic or diagnostic product incorporating the recombinant proteins designated under the MSA.

1.4	“MSA” means each of the services agreements listed in Appendix I.

2.	License

2.1

WuXi Biologics hereby grants to Licensee a non-exclusive, worldwide, perpetual, royalty free, irrevocable license under WuXi Biologics’ rights in the Licensed Cell Line, including its rights in the Host Cell Line that integrates Client’s sequences to manufacture the Client Product for all uses, including internal research, clinical trial use and sale as a preventative, therapeutic or diagnostic agent. This license may be sub-licensed to affiliates of the Licensee and third-party contract manufacturers for the limited purpose of manufacturing Client Product on behalf of the Licensee and provided that such sub-licensees are bound by contract to comply with the terms of this License and that the Licensee will remain liable for any sub-licensee’s breach of this License. In addition, such license shall be assignable to any successor to the Licensee or any assignee or acquirer of the Client Product or of all or substantially all of the Licensee’s business so long as such assignee or acquirer agrees to be bound by contract to comply with the terms of this License. WuXi Biologics represents, to the best of its knowledge, that no patent or patent application presently owned or licensed

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

by WuXi Biologics as of the date hereof (the “WuXi Biologics Patents”) would block Licensee from practicing the license granted herein. WuXi Biologics herby covenants that, during the Agreement Term and thereafter, it will not bring an action for patent infringement against Licensee, its affiliate or its or their officers, directors (the “Related Parties”) based on any WuXi Biologics Patents in respect of Licensee’s and/or its Related Parties activities licensed hereunder. Licensee shall have the sole right for the development, governmental approval, manufacturing, marketing, use and Sale of Licensed Products. WuXi Biologics shall have no right to license, sublicense, sell, transfer or allow a third party to use the Licensed Cell Line or the Client’s recombinant proteins.

2.2	This License starts on the date hereof.

2.3	[*****]

3.	License Fee

3.1	As consideration for the license granted, Licensee agrees to pay WuXi Biologics Upon payment of [*****] Licensee shall have a fully paid license under this Agreement.

3.2	The license fee shall be paid before within 30 days from receiving WuXi Biologics’ invoice after signing this Agreement.

3.3	All payments shall be made by wire to the bank account designed by WuXi Biologics.

4.	Cell Line Royalties

[*****]

5.	Restriction

License shall only use the Licensed Cell Line in the way as permitted by this Agreement and shall not reverse engine, sequence, derive or modify the Licensed Cell Line and shall not transfer the Licensed Cell Line to any third party except as permitted by Section 2.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.	Indemnity

Licensee agrees to indemnify, hold harmless and defend WuXi Biologics, its affiliate, and their respective directors, officers, employees, agents and advisors harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) resulting from any and all claims arising out of the use of Licensed Cell Line by Licensee, other than a claim due to the negligence or willful misconduct of WuXi Biologics or a claim from a third party that the Host Cell Line or any other intellectual property of WuXi Biologics incorporated into the Licensed Cell Line infringes any third party rights. WuXi Biologics agrees to indemnify, hold harmless and defend Licensee, its affiliates, and their respective directors, officers, employees, agents and advisors harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) resulting from any and all claims arising out of the negligence or willful misconduct of WuXi Biologics or a claim from a third party that the Host Cell Line or any other intellectual property of WuXi Biologics incorporated into the Licensed Cell Line infringes any third party rights.

7.	Miscellaneous

7.1

Confidentiality. Any information and materials disclosed by or on behalf of the party (the Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement that is reasonably considered to be confidential (“Confidential Information”) should be kept in confidence and used by the Receiving Party only for the purpose of this Agreement. Unless required by court order, law or regulation, the Receiving Party agrees not to disclose the Disclosing Party’s Confidential Information to third parties except as necessary for the performance of this Agreement and under an agreement by which the third party is to be bound by the obligations of this confidentiality clause and except that Licensee may disclose Confidential Information to third party manufacturers, potential investors, potential partners or acquirers under an agreement by which such third party is to be bound by the obligations of this confidentiality clause. The confidentiality obligation under this section shall continue for five years thereafter from the disclosure of such Confidential Information. Notwithstanding anything to the contrary contained herein, the information regarding Licensed Cell Line and its structure is the Confidential Information of the Licensee

7.2	Governing Law. The laws of the State of New York, without giving effect to principles of conflict of laws, govern all matters relating to this Agreement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.3

Arbitration. The parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one party has delivered to the other party a request for consultation. If the dispute cannot be resolved within 30 days following the date on which the request for consultation is delivered, then either party may submit the dispute to the International Court of Arbitration of the International Chamber of Commerce (“ICC”) for arbitration to be conducted in accordance with the Arbitration Rules of the ICC in effect at the time of submission. The place of arbitration will be New York. The official language of the arbitration will be English. The tribunal will consist of one arbitrator to be appointed by ICC. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each party’s Confidential Information. During the course of arbitration, the parties shall continue to implement the terms of this Agreement. The arbitral award will be final and binding upon the parties, and the party to the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each party has the right to institute an action in a court of proper jurisdiction located in New York, New York for injunctive or other equitable relief pending a final decision by the arbitrator.

[Signature page follows]

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be duly executed in duplicate originals as of the Effective Date set forth above.

WuXi Biologics (Hong Kong) Limited		Aravive Biologics, Inc.

By:	/s/ Weichang Zhou, Ph.D.	By:	/s/ Vinay Shah
Print Name: Weichang Zhou, Ph.D.		Name: Vinay Shah
Title: Chief Technology Officer Senior Vice President Biologics Development & Manufacturing		Title: Chief Financial Officer

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Appendix I

List of Service Agreements

	Contract	Effective Date	Short Description
1	Master Manufacturing Service Agreement	July 11, 2016	WuXi Biologics – Aravive MSA

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